EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Recovery Energy, Inc.:

We have audited the accompanying statement of revenues and direct operating expenses of the State Line Field Acquisition Properties for the three months ended March 31, 2010. This statement of revenues and direct operating expenses is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of revenues and direct operating expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Recovery Energy, Inc.’s Form 8-K) and is not intended to be a complete financial presentation of the properties revenues and expenses.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the State Line Field Acquisition Properties, for the three months ended March 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Denver, Colorado
August 12, 2010

STATE LINE FIELD ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Three Months Ended March 31, 2010

Revenues	$2,442,915

Direct Operating Expenses:
Lease operating expense	166,408
Production taxes	342,008
Total direct operating expenses	508,416

Revenue in excess of direct operating expenses	$1,934,499

See accompanying auditor’s report and notes to the Statement of Revenues and Direct Operating Expenses

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2010

1.         The Properties:

In April, 2010, Recovery Energy, Inc. (the “Company”) acquired the State Line Field oil and gas properties, from Edward Mike Davis, L.L.C. (the “Seller”) for approximately $15,000,000 and 2,500,000 shares of the Company’s common stock. The properties are referred to herein as the “State Line Field Acquisition Properties.” The acquisition was comprised of six wells and 1,240 undeveloped acres. As the wells were drilled in 2010, there was no related production during 2009.

2.         Basis Of Presentation:

The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of the Seller and reflect the acquired interest in the revenues and direct operating expenses of the properties acquired. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis.

The Company used the sales method to record revenue, where revenue is recognized based on the amount sold to purchasers. Direct operating expenses include payroll, leases and well repairs, production taxes, maintenance, utilities and other direct operating expenses.

The process of preparing financial statements in conformity with generally accepted principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

During the periods presented, the properties acquired were not accounted for or operated as a separate division by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion, and general and administrative expenses were not allocated to the individual properties. Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful to the oil and gas properties acquired. Accordingly, the historical statements of revenue and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

3.         Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between the Seller and the Company, there are no claims, litigation or disputes pending as of the effective date of the Purchase and Sale Agreement, or any matters arising in connection with indemnification, and the Seller is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

 4.         Supplemental Disclosures of Oil and Gas Producing Activities (unaudited):

Reserve Quantities – The following table summarizes the estimated quantities of proved oil and gas reserves of the State Line Field Acquisition Properties. These amounts were derived from reserve estimates prepared by management.  Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The oil and gas reserves stated below are attributable solely to properties within the United States.

Oil
(Bbl)

Balance – January 1, 2010	-

Production	(32,570)
Extensions and discoveries	231,506
Revisions to previous quantity estimate	-

Balance – December 31, 2009	198,936

Proved developed reserves:
March 31, 2010	198,936

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves were prepared in accordance with the provisions of ASC 932. Future cash inflows were computed by applying prices using a twelve month average of the first day of the month to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the State Line Field Acquisition Properties.

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2010

2010

Future cash flows	$12,583,192
Future production costs	(2,949,655)
Future development costs	-
Future income tax expense	-

Future net cash flows	9,633,537
10% annual discount for estimated timing of cash flows	(3,062,165)

Standardized measure of discounted future net cash flows	$6,571,372

 The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

2010

Beginning of year	$-

Sale of oil and gas produced, net of production costs	(1,934,499)
Net changes in prices and production costs	-
Extensions, discoveries and improved recoveries	8,505,871
Development costs – net	-
Purchases of mineral in place	-
Revisions of previous quantity estimates	-
Net change in income taxes	-
Accretion of discount	-
Changes in production rates and other	-

End of year	$6,571,372

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2010

The average of the first day of the previous twelve months wellhead prices in effect at March 31, 2010, inclusive of adjustments for quality and location used in determining future net revenues, related to the standardized measure calculation is as follows:

2010

Oil (per Bbl)	$63.25